Exhibit 5.1

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

June 7, 2022

Sprouts Farmers Market, Inc.

5455 East High Street, Suite 111,

Phoenix, Arizona 85054

Re: Sprouts Farmers Market, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Sprouts Farmers Market, Inc., a Delaware corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed offering and sale of up to 6,600,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Amended and Restated Bylaws of the Company, and such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued by the Company and transferred to plan participants in accordance with the Sprouts Farmers Market, Inc. 2022 Omnibus Incentive Compensation Plan, in a manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the federal laws of the United States and the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours, /s/ Morgan, Lewis & Bockius LLP